UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2007

RUSSOIL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-136614	20-5022973
(Commission File Number)	(IRS Employer Identification No.)

RussOil Corporation
415 Madison Avenue
15th Floor
New York, New York 10017

(Address of Principal Executive Offices)
(Zip Code)

Phone: (646) 673-8427

(Registrant's Telephone Number, Including Area Code)

Cassidy Media, Inc.
P.O. Box 49, 134 Suncook Valley Road,
Center Barnstead, New Hampshire 03225

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8- Other Events

Item 8.01 Other Events

On April 30, 2007, Cassidy Media, Inc. (the “Registrant”), effected a forward stock split of its common stock. Pursuant to the forward split, shares of common stock held by each holder of record on the record date will be automatically split at the rate of one for twenty eight and one half (1:28.5), so that each pre-split share of the Registrant will be equal to twenty eight and one half post-split shares without any further action on the part of the shareholders. In addition, the authorized shares of common stock of the Registrant have been increased on a corresponding basis, from 500,000,000 shares, par value $0.0001, to 14,250,000,000 shares, par value $0.00001. To effectuate the foregoing, the Registrant filed with the Nevada Secretary of State a Certificate of Change, effective as of the April 30, 2007. The number of shares of common stock issued and outstanding prior to the forward split was 12,000,000 shares. After the forward split, the number of shares of common stock issued and outstanding is 342,000,000 shares.

On May 2, 2007, RussOil Corporation, a wholly owned subsidiary of the Registrant (“RussOil”), merged with and into the Registrant. Pursuant to the terms of the Agreement and Plan of Merger dated May 1, 2007 between the Registrant and RussOil (the “Merger”), at the effective time of the Merger, the Registrant will be the surviving corporation and the separate existence of RussOil will cease at said effective time in accordance with the provisions of the Nevada Revised Statutes. To effect the Merger, the Certificate of Merger was filed with the Secretary of State of Nevada on May 2, 2007. The present Articles of Incorporation of the Registrant became the Articles of Incorporation of the surviving corporation except that the name of the surviving corporation was change to RussOil Corporation.

Section 9-Financial Statements and Exhibits

Item 9.01.  Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Certificate of Change filed with the Nevada Secretary of State on April 30, 2007.

Exhibit 99.2	Certificate of Merger filed with the Nevada Secretary of State on May 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cassidy Media, Inc.

By:	/s/ Silvestre Hutchinson
Name:	Silvestre Hutchinson
Title:	President

Date: May 2, 2007